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                                                                      EXHIBIT 23


              [LETTERHEAD OF DEGOLYER AND MACNAUGHTON APPEARS HERE]


                                 March 29, 1999


Sabine Royalty Trust
NationsBank, N.A.
NationsBank Plaza-12th Floor
901 Main Street
Dallas, Texas 75202

Gentlemen:

      We hereby consent to the inclusion of our letter report dated March 4, 1999, concerning the reserves and revenue, as of January 1, 1999, of certain royalty interests owned by Sabine Royalty Trust in the Annual Report on Form 10-K for the year ended December 31, 1998, of the Sabine Royalty Trust to be filed with the Securities and Exchange Commission. We also consent to the references to our firm under "Properties -- Reserves" in Item 2 and under "Supplemental Oil and Gas Information (Unaudited) -- Reserve Quantities" in Item 8 of the Form 10-K.

                                                  Very truly yours,

                                                  /s/ DeGolyer and MacNaughton

                                                  DeGOLYER and MacNAUGHTON